Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-238741, 333-233899, 333-231432, 333-229203 and 333-229428) and the Registration Statement on Form S-8 (No. 333-237876) of our report dated August 13, 2020, relating to our audit of the consolidated financial statements which appear in this Form 10-K.

/s/ Prager Metis CPAs, LLC

Prager Metis CPAs, LLC

Basking Ridge, New Jersey

August 13, 2020